SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT: JUNE 10, 2002

(Date of earliest event reported)

H.T.E., INC.

(exact name of registrant as specified in its charter)

Commission File: 0-22657

FLORIDA	59-2133858

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1000 BUSINESS CENTER DRIVE
LAKE MARY, FLORIDA 32746
(Address of principal executive offices, zip code)

(407) 304-3235
(Registrant’s telephone number, including area code)

TABLE OF CONTENTS

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
Letter from Arthur Andersen LLP

ITEM 4.   CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

     On June 7, 2002, the Board of Directors of HTE, Inc. (“HTE”) adopted the recommendation of the Audit Committee to dismiss its independent auditors, Arthur Andersen LLP (“Arthur Andersen”), and to engage Ernst & Young LLP (“Ernst & Young”) to serve as its new independent auditors for its fiscal year ending December 31, 2002.

     The reports of Arthur Andersen on the consolidated financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

     During the two most recent fiscal years and through the date of this Form 8-K there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with its report on HTE’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     HTE has provided Arthur Andersen with a copy of the foregoing statements. Attached as Exhibit 16 is a copy of Arthur Andersen’s letter, dated June 10, 2002, stating its agreement with such statements.

     During the two most recent fiscal years and through the date of this Form 8-K, neither HTE nor anyone acting on our behalf consulted Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on HTE’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

Exhibit No.	Exhibit

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 10, 2002.

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

HTE, INC.

Date: June 10, 2002.	By:	/s/ Susan D. Falotico

Susan D. Falotico Chief Financial Officer and Vice President